UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                October 14, 2005
                Date of Report (Date of earliest event reported)

                          ABRAXAS PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)

            Nevada                    0-19118               74-2584033
 (State or other jurisdiction of    (Commission     (IRS Employer Identification
        incorporation)               File Number)              No.)

                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788

   (Address of principal executive offices and Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







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Item 1.01 Entry into a Material Definitive Agreement.

     On October 17, 2005, Abraxas Petroleum Corporation ("Abraxas") issued a press release announcing that Robert W. Carington, Jr. had resigned from his position as an Executive Vice President of Abraxas effective immediately. In connection with his resignation, Mr. Carington's employment agreement with Abraxas was terminated and Abraxas entered into a Separation and Release Agreement with Mr. Carington pursuant to which Mr. Carington will receive: (a) a lump sum payment in the amount of $235,000; (b) the amount of any 401(k) match that Abraxas makes for its employees for 2005; (c) if, as and when any member of Abraxas' senior management receives a bonus for calendar year 2005 as provided under Abraxas' Annual Bonus Plan, 5/6ths of the bonus he would have received if he had remained employed through the end of 2005 and were an employee of Abraxas on the date of such payment, if any; (d) a payment in an amount equal to four days of accumulated but unused vacation and the amount of certain outstanding unpaid reimbursable business expenses incurred by Mr. Carington through October 14, 2005; (e) reimbursement for reasonable attorneys fees and expenses incurred by Mr. Carington in connection with the negotiation and execution of the Separation and Release Agreement; and (f) if Mr. Carington elects, monthly COBRA expenses until the earlier of (i) the date on which it is determined that no bonus is payable, (ii) the date the above-described bonus is actually paid, or
(iii) the date on which Mr. Carington becomes eligible for coverage under another employer's plan. Abraxas and Mr. Carington also agreed that the terms of all stock option agreements between Abraxas and Mr. Carington will be amended to provide (a) that Mr. Carington may exercise such options until January 12, 2006 and (b) that all such options shall be deemed to be fully vested.

     This brief description of the Separation and Release Agreement is qualified in its entirety by reference to the provisions of the Separation and Release Agreement attached to this Current Report on Form 8-K as Exhibit 10.1.

     A copy of the October 17, 2005 press release related to this announcement is attached hereto as Exhibit 99.1.

Item 1.02 Termination of a Material Definitive Agreement.

     See Item 1.01 above of this Current Report on Form 8-K.

 Item 7.01 Regulation FD Disclosure.

     The  information  contained in Item 7.01 of this Current Report  (including
Exhibit 99.1) is furnished pursuant to Regulation FD and this Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

     On October 17, 2005,  Abraxas issued a press release announcing that Robert
W. Carington, Jr. had resigned from his position as an Executive Vice President of Abraxas effective immediately.

     A copy of the October 17, 2005 press release related to this announcement is attached hereto as Exhibit 99.1.

Item 9.01 Final Statements and Exhibits

         (a) Not applicable.

         (b) Not applicable.

         (c) Exhibits

                  10.1 Separation and Release Agreement between Abraxas and Robert W. Carington, Jr.

                  99.1     Press   Release   dated  October  17,  2005  entitled
                           "Abraxas Announces Officer Resignation"

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Abraxas Petroleum Corporation


                                By: /s/ Chris E. Williford
                                   -------------------------------------------
                                   Chris E. Williford, Executive Vice President, Chief Financial Officer and Treasurer
Dated:  October 18, 2005

Exhibit No.                Description

10.1                       Separation and Release  Agreement between Abraxas and
                           Robert W. Carington, Jr.

99.1                       Press   Release   dated  October  17,  2005  entitled
                           "Abraxas Announces Officer Resignation"